Press Release For Immediate Release

CHATHAM’S ACQUISITIONS TO DELIVER STELLAR GROWTH
REIT to Acquire Interests in 69 Premium-Branded Hotels, Doubling Its Investment Portfolio
Chatham Revises 2011 Guidance; Issues 2012 Outlook

PALM BEACH, Fla. (June 29, 2011) – Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in premium-branded, select-service hotels, today announced a major, strategic milestone that will enhance the company’s growth. Following the U.S. Bankruptcy Court’s approval today of the Plan of Reorganization for Innkeepers USA Trust and its affiliates (“Innkeepers”), Chatham will acquire from Innkeepers interests in 69 premium-branded hotels, the vast majority of which were recently renovated.

Chatham will invest a total of approximately $232 million in the transactions, consisting of $195 million in an outright purchase of five of the hotels and a $37 million acquisition of a 9.2 percent interest in a joint venture with affiliates of Cerberus Capital Management, L.P., that will acquire 64 of the hotels for approximately $1.125 billion.

Upon completion of these acquisitions, which is expected in July 2011, Chatham will own interests in 83 hotels that were acquired for $1.5 billion, 19 of which will be wholly-owned, premium-branded hotels with 2,588 rooms located in the country’s leading hotel markets.

Outlook for 2011 and 2012; June 30 Conference Call
Acquiring interests in 69 hotels will have a significant impact on Chatham’s outlook for 2011 and 2012. Chatham’s management will discuss the transactions and their impact on Chatham’s outlook during a conference call on June 30, 2011, at 10:00 a.m., EDT. (Details can be found later in this release.)

The hospitality industry is forecast to continue to improve in 2011 and 2012 based on economic growth, lack of new supply growth and increased business travel spending. The updated guidance reflects the acquisition of the Innkeepers assets on July 31, 2011, and the previously announced acquisition of the Residence Inn Pittsburgh, which will occur by September 30, 2011.

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	Initial	Updated
	2011 Guidance	2011 Guidance	2012 Forecast
RevPAR (pro forma for the 19 wholly-owned hotels)	$91-$93	$97-$99	$104-$106
RevPAR growth (pro forma for the 19 wholly-owned hotels)	+3-5%	+3-5%	+6-8%
Net income	$5.5-$6.5 M	$2.0-$3.0 M	$9-$11 M
Net income per diluted share	$0.41-$0.48	$0.15-$0.22	$0.65-$0.80
Adjusted EBITDA	$16.5-$17.5 M	$26-$27 M	$42-$45 M
Adjusted funds from operation (“FFO”)	$11.5-$12.5 M	$12.5-$13.5 M	$20-$23 M
Adjusted FFO per diluted share	$0.86-$0.93	$0.93-$1.00	$1.45-$1.66
Hotel EBITDA margins	34-35%	36-37%	38-40%
Corporate cash administrative expenses	$4.2 M	$4.2 M	$5.2 M
Corporate non-cash administrative expenses	$1.6 M	$1.6 M	$1.6 M
Interest expense	$1.7 M	$6.7 M	$14.4 M
Non-cash amortization of deferred financing fees	$1.3 M	$1.5 M	$1.7 M
Weighted average shares outstanding	13.35 M	13.35 M	13.82 M

“This is an accretive transaction that can produce shareholder value precisely because the portfolio of hotels we are acquiring aligns with our investment and growth strategies,” said Jeffrey H. Fisher, Chatham’s chairman, chief executive officer and president. “Plus, our management team knows the ins and outs of these hotels and their markets, so, while these hotels are performing well and our going-in returns are expected to be healthy, we anticipate being able to generate even stronger returns on these investments with the continued improvement in industry fundamentals.”

Investment in Joint Venture
Specifics of the joint-venture transaction that align with Chatham’s hotel acquisition strategy include:

•	Focus on undervalued properties: The price paid by the joint venture, $1.125 billion for the 64 hotels, equates to $135,000 per room, which represents a substantial discount to estimated replacement costs.

•	Focus on select-service hotels: Select-service hotels have a lower cost structure than that of full-service hotels. The vast majority of the acquired portfolio (rooms) consists of select-service brands: 52 percent Residence Inn, 17 percent Hampton Inn, eight percent Summerfield Suites and six percent Courtyard by Marriott.

•	Focus on premium brands: Premium-branded hotels typically demand higher rates and enjoy higher occupancy than do non-premium-branded hotels. Ninety-three percent of the portfolio (rooms) consists of hotels operating under the Marriott, Hilton, Hyatt and Starwood brands.

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•	Focus on major, coastal MSA locations: The top lodging MSAs have the benefit of more demand from business travel, tourism and other factors leading to higher RevPAR. Seventy-seven percent of the portfolio (rooms) is located in top 25 lodging MSAs that have a high barrier to entry.

“Another key factor in evaluating this deal,” continued Mr. Fisher, “is that the vast majority of the premium-branded properties in this portfolio were renovated in the past three years. This means we will have little-to-no revenue displacement due to rooms’ being unavailable during renovations.”

The joint venture between Chatham and Cerberus will acquire the 64 hotels (described on the Fact Sheet accompanying this release) with 8,329 rooms for a total purchase price of approximately $1.125 billion, or approximately $135,000 per room, including the assumption of approximately $725 million of mortgage debt on 45 of the hotels, with a weighted average interest rate of 6.71 percent and maturing in 2017. The other 19 hotels are unencumbered. All costs of operating the joint venture will be paid by the joint venture. The joint venture also may sell a selected group of non-core assets.

Chatham will own an approximate 9.2 percent interest in the joint venture and will fund its approximate $37 million investment in the joint venture with borrowings under its senior secured revolving credit facility. Chatham will provide certain management services to the joint venture and will receive a promote interest based on meeting certain return thresholds.

Chatham also gains the option, during the 120 days following the closing of the joint venture’s purchase of the 64 Innkeepers hotels, to purchase certain additional hotels from a subset of the joint venture’s pool of Innkeepers hotels, which have already been determined by Cerberus and Chatham, for an aggregate purchase price of approximately $100 million, subject to increase upon agreement between Chatham and Cerberus.

“Among our strengths are our relationships within the industry that keep us in front of prospective acquisitions and our lodging expertise that helps us zero in on undervalued assets that can perform better under our management,” continued Mr. Fisher.

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Outright Acquisition of Five Hotels
In addition to the joint-venture investment, Chatham will acquire the five Innkeepers hotels listed below, which comprise a total of 764 rooms, for a total purchase price of $195 million, or approximately $255,000 per room. This is based upon a projected 2011 net operating income (NOI) cap rate of seven (7) percent and an EBITDA multiple of 13.2x, strong metrics considering that two of the five hotels were under renovation during 2011. Driving the metrics for these five hotels are a premium RevPAR projected to be approximately $110 in 2011 and gross operating profit margins of approximately 50 percent, which translate into a strong EBITDA flow through of 108% expected in 2011.

Hotel	Location	Rooms
Residence Inn Anaheim	Garden Grove, CA	200
Residence Inn San Diego	Mission Valley, CA	192
Residence Inn Tysons Corner	Tysons Corner, VA	121
Doubletree Guest Suites Washington, D.C.	Washington, D.C.	105

Homewood Suites on the Riverwalk	San Antonio, TX	146

Total:		764

Chatham will fund the acquisition through the assumption of five individual mortgage loans, secured by the hotels, totaling $134.2 million, with a weighted average interest rate of six (6) percent and maturing in 2016, and with available cash and borrowings under its senior secured revolving credit facility. The five loans will amortize based on a 30-year amortization period, other than the loan related to the hotel in Garden Grove, California, which will be interest-only for the first two years after closing. The five loans are prepayable in whole at any time without prepayment premiums or defeasance.

Following completion of these acquisitions, the five hotels that Chatham acquires from Innkeepers and all but one of the 64 hotels that the joint venture acquires from Innkeepers will continue to be managed by Island Hospitality Management, a hotel management company that is 90-percent owned by Mr. Fisher.

Tim Price, managing director at Cerberus, said, “We are pleased to be working with Chatham on this joint venture. No one knows the Innkeepers hotels better than Jeff Fisher, and we look forward to working closely together with Jeff and his knowledgeable team to ensure the future success of the joint venture.”

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“This deal is happening at the right time and with the right partner. Our industry saw a 17 percent decline in revenue per available room (RevPAR) between 2007 and 2009. With the ongoing recovery in RevPAR, coupled with our success gaining market share, we believe there is significant upside to go,” added Mr. Fisher. “Of course, Cerberus adds strong financial backing and its own real estate expertise. We are happy to have the confidence and insight of Cerberus in this joint venture.”

Conference Call
Chatham management will hold a conference call to discuss the topics addressed in this press release on June 30, 2011, at 10:00 a.m., EDT. Shareholders and other interested parties may participate in the conference call by calling 866.788.0544 from within the U.S. or +1 857.350.1682 from outside the U.S., reference number 47697398. They also may listen to a simultaneous webcast of the conference call on the Internet by logging onto either Chatham’s web site, www.chathamlodgingtrust.com, or www.streetevents.com. A recording of the call will be available by telephone until July 7, 2011, by dialing (888) 286-8010 from within the U.S. or +1 (617) 801-6888 from outside the U.S., reference number 71982540. A replay of the conference call also will be posted on Chatham’s website.

About Chatham Lodging Trust
Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 13 hotels with an aggregate of 1,650 rooms/suites in nine states, has six additional hotels comprising 938 rooms/suites under contract and holds a minority investment in a joint venture that will acquire 64 hotels in the third quarter of 2011. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Forward-Looking Statement Safe Harbor
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of June 29, 2011, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO
The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and costs associated with the departure of the company’s former CFO. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA
The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and non-cash share-based compensation, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

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Fact Sheet
Hotels Acquired by Cerberus-Chatham Lodging Trust Joint Venture

#	Hotel	Location	State	Rooms
1	Boston Bulfinch	Boston	MA	79

2	Courtyard by Marriott	Ft. Lauderdale	FL	136

3	Courtyard by Marriott	Atlantic City	NJ	206

4	Courtyard by Marriott	Montvale	NJ	184

5	Embassy Suites	Santa Clarita	CA	156

6	Gatehouse Suites	Indianapolis	IN	88

7	Gatehouse Suites	East Lansing	MI	60

8	Gatehouse Suites	Grand Rapids	MI	96

9	Gatehouse Suites	Troy	MI	152

10	Hampton Inn	Naples	FL	107

11	Hampton Inn	Westchester	IL	112

12	Hampton Inn	Louisville	KY	173

13	Hampton Inn	Woburn	MA	99

14	Hampton Inn	Columbia	MD	83

15	Hampton Inn	Germantown	MD	178

16	Hampton Inn	Islandia	NY	120

17	Hampton Inn	Willow Grove	PA	150

18	Hyatt Summerfield Suites	Belmont (Silicon Valley)	CA	132

19	Hyatt Summerfield Suites	El Segundo	CA	122

20	Hyatt Summerfield Suites	Mt. Laurel	NJ	116

21	Hyatt Summerfield Suites	Dallas (Addison )	TX	132

22	Hyatt Summerfield Suites	Dallas (Las Colinas)	TX	148

23	Residence Inn by Marriott	Fremont (Silicon Valley)	CA	80

		Mountain View (Silicon
24	Residence Inn by Marriott	Valley)	CA	112

25	Residence Inn by Marriott	Ontario	CA	200

26	Residence Inn by Marriott	San Jose (Silicon Valley)	CA	80

27	Residence Inn by Marriott	San Jose (Silicon Valley)	CA	150

28	Residence Inn by Marriott	San Mateo (Silicon Valley)	CA	160

29	Residence Inn by Marriott	Sunnyvale (Silicon Valley)	CA	231

30	Residence Inn by Marriott	Sunnyvale (Silicon Valley)	CA	247

31	Residence Inn by Marriott	Denver	CO	159

32	Residence Inn by Marriott	Denver (Englewood)	CO	128

33	Residence Inn by Marriott	Shelton	CT	96

34	Residence Inn by Marriott	Windsor	CT	96

35	Residence Inn by Marriott	Altamonte Springs	FL	128

36	Residence Inn by Marriott	Atlanta	GA	160

37	Residence Inn by Marriott	Atlanta (Norcross)	GA	120

38	Residence Inn by Marriott	Chicago (O'Hare)	IL	192

39	Residence Inn by Marriott	Lexington	KY	80

40	Residence Inn by Marriott	Louisville	KY	96

41	Residence Inn by Marriott	Gaithersburg	MD	132

42	Residence Inn by Marriott	Portland	ME	78

43	Residence Inn by Marriott	Detroit (Livonia)	MI	112

44	Residence Inn by Marriott	Troy (Madison Heights)	MI	96

45	Residence Inn by Marriott	Cherry Hill	NJ	96

46	Residence Inn by Marriott	Saddle River	NJ	174

47	Residence Inn by Marriott	Binghamton	NY	72

48	Residence Inn by Marriott	Harrisburg	PA	122

49	Residence Inn by Marriott	Dallas (Addison )	TX	150

50	Residence Inn by Marriott	Dallas (Arlington)	TX	114

51	Residence Inn by Marriott	Richmond	VA	104

52	Residence Inn by Marriott	Richmond	VA	80

53	Residence Inn by Marriott	Bellevue	WA	120

54	Residence Inn by Marriott	Bothell	WA	120

55	Residence Inn by Marriott	Lynnwood	WA	120

56	Residence Inn by Marriott	Seattle	WA	144

57	Sheraton	Rockville	MD	154

58	Sheraton Four Points	Ft. Walton Beach	FL	216

59	Stay Inn	Lombard	IL	128

60	Stay Inn	Schaumburg	IL	128

61	Stay Inn	Ft. Wayne	IN	80

62	Stay Inn	Albany	NY	126

	Towne Place Suites by	63	Marriott	Horsham	PA	95

64	Westin	Morristown	NJ	224

Total				8,329

June 29, 2011